Exhibit 10.5

STATE OF NORTH CAROLINA
COUNTY OF CUMBERLAND

BUSINESS

This Lease made on the lst day of July, 1996, by and between Eugene G. Hair and Jean G. Hair, having their principal place of business at 1605 Wilmington Highway, City of Fayetteville, County of Cumberland, State of North Carolina, herein referred to as Lessor, and GENERAL PARCEL SERVICES, INC., having its principal place of business at 8923 Western Way, Suite 150, Jacksonville, Florida 32256, herein referred to as Lessee.

In consideration of the mutual covenants contained herein, the parties agree as follows:

SECTION ONE
DESCRIPTION OF PREMISES

Lessor leases to Lessee that certain property located at 1647A
Wilmington Highway, Highway 87 South, Fayetteville, North
Carolina.

SECTION TWO
TERM OF LEASE

The term of this lease is three (3) years, beginning on July 1, 1996 and terminating on June 31, 1999, at 12:00 o'clock midnight.

SECTION THREE
RENT

The annual rent under this lease is $24,000.00 and Lessee shall pay Lessor that amount in monthly installments of $2,000.00 which includes utilities (water and electric), beginning on July 1, 1996, with succeeding payments due an the 1st day of each month thereafter during the term of the lease.

SECTION FOUR
USE OF PREMISES

The premises are to be utilized for the purposes of parcel services and packaging. Lessee shall restrict its use to such purposes or to such other lawful purpose for which the premises is suited and which is not otherwise inconsistent with the lease, and shall not use or permit the use of the premises for any other purpose without the written consent of Lessor, or lessor's authorized agent.

SECTION FIVE
RESTRICTION ON USE

Lessee shall not use the premises in any manner that will increase risks covered by insurance on the premises and result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in furtherance of Lessee's business purposes. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the premises, and shall comply with all requirements of the insurers applicable to the premises necessary to keep in force the fire and liability insurance.

SECTION SIX
WARRANTIES AND REPRESENTATIONS

A. COMPLIANCE WITH LAWS. Lessee shall use and occupy the premises in accordance with and in compliance with all applicable governmental laws, ordinances, rules and regulations governing its business operations at the premises including all laws, ordinances, rules and regulations pertaining to the installation and operation of any underground or above-ground fuel storage tank installed by Lessee with Lessor's consent as provided in Section B, below, provided however, no alleged violation of any governmental law, ordinance, rule or regulation by Lessee shall be deemed to constitute a breach of this Lease by Lessee so long as Lessee is contesting, in good faith, the validity of any such law, ordinance, rule or regulation, or the existence of the alleged violation thereof. However, Lessee shall hold Lessor harmless from and against any liability or expense by reason of any such contest or litigation concerning any such governmental law, ordinance, rule or regulation, or the alleged violations thereof by Lessee. If Lessee determines that to comply with this Section six, improvements are required solely because of Lessee's use of the premises, Lessor will make such improvements at its sole cost and expense unless Lessee reasonably determines that the cost of such improvements will exceed one month's rent. In such event, unless Lessor and Lessee can agree as to who should pay such costs, Lessee may terminate this lease in lieu of making such improvements, provided however, nothing contained in this Section Six shall obligate Lessee to make any improvements whatsoever to the premises which may be required by governmental authority unless such improvements are solely related to Lessee's use of the premises.

B. UNDERGROUND FUEL TANKS. Lessee shall not install any underground or above-ground fuel storage tank without the proper written consent of Lessor. If any such tank is installed with Lessor's consent, Lessee covenants and agrees to remove such tank(s) upon the expiration or earlier termination of this lease; to remove from the premises any soil contaminated by the release of petroleum products from such tank; and fill, compact and resurface the evacuation area as near as practical to its original condition.

C.  HAZARDOUS AND TOXIC CONDITIONS:

      (i)	Lessor warrants, which warranty Lessee has relied
upon, that the premises do not contain any material classified as toxic or hazardous under applicable federal, state, and local laws, rules and regulations except as previously disclosed to Lessee in writing. If a toxic or hazardous condition exists on such property, the Lessor shall (a) promptly give Lessee written notice of such condition; and (b) cause such toxic or hazardous condition to be immediately cleaned up and brought into compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction.

      (ii) Lessee covenants and agrees not to release onto the premises any material classified as toxic or hazardous under applicable federal, state, and local laws, rules and regulations. In the event of any such release, Lessee agrees to immediately clean up such release and agrees to indemnify and hold lessor harmless from and against any and all damage, injury, claim, lien, action, or cost arising in any manner from such release.

    D. INDEMNITY. Lessee hereby agrees to indemnify, defend, and hold harmless the Lessor from and against any and all losses, damages, claims, suits, actions, judgments, penalties, fines, expenses and costs, including attorneys' fees, arising out of its breach of any warranties and covenants contained in this section Six.

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    E. PRIOR USAGE OF PREMISES. Lessor warrants and represents for the benefit of Lessee that the past usage of the premises was agricultural land and that there has not been any disposal of waste on the premises.

SECTION SEVEN
WASTE, NUISANCE, OR UNLAWFUL ACTIVITY

Lessee shall not allow any waste or nuisance on the premises, or allow the premises to be used for any unlawful purpose(s).

SECTION EIGHT
DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES

Lessor represents that the premises are in fit condition for use by Lessee. Acceptance of the premises by Lessee shall be construed as recognition that the premises are in such condition.

SECTION NINE
ENTRY ON PREMISES BY LESSOR

Lessor reserves the right to enter on the premises at reasonable time to inspect the said premises.

SECTION TEN
BUSINESS SALE SIGNS

Lessee shall not conduct "Quitting Business", "Lost our Lease",
"Bankruptcy", or other sales of that nature on the premises without the written consent of the Lessor.

SECTION ELEVEN
NONLIABILITY OF LESSOR FOR DAMAGES

Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the premises by Lessee, including those arising out of damages or losses occurring on sidewalks and other areas adjacent to the leased premises during the term of this lease or any extension thereof. Lessee shall indemnify Lessor from all liability, loss, or other damage claims or obligations resulting from any injuries or losses of this nature.

SECTION TWELVE
LIABILITY INSURANCE

Lessee shall procure and maintain in force, at his expense, during the term of this lease and any extension thereof, public liability insurance with insurers and through brokers approved by Lessor. Such coverage shall be adequate to protect against liability for damage claims through public use of or arising out of accidents occurring in or around the leased premises, in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) for each person injured and One Hundred Thousand Dollars ($100,000.00) for property damage. The insurance policies shall provide coverage for contingent liability of Lessor on any claim or losses. The policies shall be delivered to Lessor for keeping.

Lessee shall obtain a written obligation from the insurers to notify Lessor in writing at least ten (10) days prior to cancellation or refusal to renew any policy. If the insurance policies are not kept in force during the entire term of this lease or any extension thereof, Lessor may procure the necessary insurance and pay the premium therefor and the premium shall be repaid to Lessor as an additional rent installment for the month following the date on which the premiums were paid by Lessor.

SECTION THIRTEEN
ASSIGNMENT, SUBLEASE OR LICENSE

Lessee shall not assign or sublease the premises or any right or privilege connected therewith, or allow any other person except agents and employees of Lessee to occupy the premises or any part thereof without first obtaining the written consent of Lessor. A consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons.
 An unauthorized assignment, sublease, or license to occupy by Lessee shall be void and shall terminate the lease at the option of Lessor. The interest of Lessee in this lease is not assignable by operation of law without the written consent of Lessor.

SECTION FOURTEEN
BREACH

The appointment of a receiver to take possession of the assets of Lessee, a general assignment for the benefit of the creditors of Lessee, any action taken or allowed to be taken by Lessee under any bankruptcy act, or the failure of Lessee to comply with each and every term and condition of this lease shall constitute a breach of this lease. Lessee shall have ten (10) days after receipt of written notice, or if the corrections
cannot be made within the ten (10)	day period, Lessee shall
have a reasonable time to correct the default if action is commenced by Lessee within ten (10) days after receipt of this notice. In addition to the above referenced remedies, Lessee shall pay Lessor a late payment fee of $25.00, per late payment, if the monthly payment is 10 days late or more.

SECTION FIFTEEN
REMEDIES OF LESSOR FOR BREACH BY LESSEE

Lessor shall have the following remedies, in addition to its other rights and remedies, in the event Lessee breaches this lease agreement and fails to make corrections as set forth in Section Eighteen:

1.	Lessor may re-enter the premises immediately and remove the
property and personnel of Lessee and store the property in a public warehouse or at a place selected by Lessor, at the expense of the Lessee.

2.	After re-entry Lessor may terminate the lease on giving
fifteen (15) days written notice of termination to Lessee; without such notice, re-entry will not terminate the lease. On termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of recovering the premises and the worth of the balance of this lease over the reasonable rental value of the premises for the remainder of the lease term, which sum shall be immediately due Lessor from Lessee.

3.	After re-entering, Lessor may relet the premises or any part thereof for any term without terminating the lease, at such rent and on such terms as it may choose.  Lessor may make alterations and repairs to the premises.  The duties and liabilities of the
parties, if the premises are relet as provided herein, shall	be
as follows:

         (a) In addition to Lessee's liability to Lessor for breach of the lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this lease.

    (b) Lessor, at his options, shall have the right to

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apply rent received from reletting the premises (1) to reduce the Lessee's indebtedness to Lessor under the lease, not including indebtedness for rent, (2) to the expenses of the reletting and alterations on and repairs made and (3) to the rent due under this lease as it becomes due.

If the new Lessee does not pay a rent installment promptly to Lessor and the rent installment has been credited in advance to payment to the indebtedness of Lessee other than rent, or if rentals from the new Lessee have been otherwise applied by Lessor as provided for herein, and during any rent installment period, are less than the rent payable for the corresponding installment period under this lease, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may at any time after such reletting terminate the lease for the breach on which Lessor based the re-entry and relet the premises.

4.	After re-entry, Lessor may procure the appointment of a
receiver to take possession and collect rents and profits of the business of Lessee, and if necessary, to collect the rents and profits the receiver may carry on the business of Lessee and take possession of the personal property used in the business of Lessee, including inventory, trade fixtures, and furnishings and use them in the business without compensating Lessee.
Proceeding for appointment of a receiver by Lessor, or the appointment of a receiver and the conduct of the business of Lessee by the receiver, shall not terminate and forfeit this lease unless Lessor has given written notice of termination to Lessee as provided herein.

SECTION SIXTEEN
ATTORNEYS' FEES

If Lessor files an action to enforce any agreement contained in this lease or for breach of any covenant or condition, Lessee shall pay Lessor reasonable attorney's fees for the services of Lessor's attorney in the action, all fees to be fixed by the court.

SECTION SEVENTEEN
CONDEMNATION

Eminent domain proceedings resulting in the condemnation of a

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part of the premises leased herein, but leaving the remaining premises usable by Lessee for the purpose of its business, will not terminate this lease unless Lessor, at its option, terminates the lease by giving written notice of termination to Lessee. The effect of any condemnation, where the option to terminate is not exercised, will be to terminate the lease as to the portion of the premises condemned, and the lease of the remainder of the demised premises shall remain intact. The rental for the remainder of the lease terra shall be reduced by the amount that the usefulness of the premises has been reduced for the business purposes of Lessee. Lessee hereby assigns and transfers to Lessor any claim he may have to compensation for damages as a result of any condemnation.

SECTION EIGHTEEN
OPTION TO RENEW

There is no option to renew this Lease.

SECTION NINETEEN
NOTICES

Any notices or other written communications permitted or required to be given hereunder shall be given to the parties at the following addresses:

If to Lessors: Eugene G. and Jean G. Hair
               Post Office Box 64343
               Fayetteville, North Carolina 28306

If to Lessees: General Parcel Services, Inc.
               Attention: Mr. Hoke Smith
               8923 Western Way, Suite 150
               Jacksonville, Fl 32256

or to such other address as either party may notify the other one in writing from time to time.

SECTION TWENTY
REPRESENTATIONS OF LESSOR AND LESSEE

Lessor represents and warrants to Lessee that Lessor is the owner of the premises which is the subject of this lease, and that Lessor has the full right, power and authority to lease the premises to Lessee. Lessor and Lessee each represent and warrant to the other that they have the full necessary legal authority to enter into this agreement.

IN WITNESS WHEREOF, the parties have executed this lease at Fayetteville, North Carolina the day and year first above written.


LESSEE:
DATE:

GENERAL PARCEL SERVICES, INC.
BY: (Signed)		(SEAL)
PRESIDENT

ATTEST:
BY: (Signed)	(SEAL)
SECRETARY

LESSOR:

DATE:
(SEAL)

EUGENE G. HAIR

DATE:
(SEAL)

JEAN G. HAIR